UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PREDICTIVE ONCOLOGY INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF INTERNET AVAILABILITY OF

PROXY MATERIALS

The Annual Meeting of Shareholders of Predictive Oncology Inc.

will be held at the offices of the Company’s counsel, Maslon LLP,

3300 Wells Fargo Center, 90 South Seventh Street,

Minneapolis, NM 55402

on December 1, 2022, at 3:00 PM CT

PROXY STATEMENT, 2021 ANNUAL REPORT TO SHAREHOLDERS, AND PROXY CARD ARE

AVAILABLE AT:

www.annualgeneralmeetings.com/poai

Dear Shareholder:

The Annual Meeting of Shareholders of Predictive Oncology Inc., to be held on December 1, 2022, at 3:00 PM CT, has been called to consider and act upon the following matters:

1.	The election of two Class I directors to hold office until the 2025 Annual Meeting of Stockholders;

2.	Ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	A proposal to increase the reserve of shares of common stock authorized for issuance under the Company’s Amended and Restated 2012 Stock Incentive Plan from 3,2500,000 to 5,750,000 (the “Plan Increase Proposal”);

4.	A non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice;

5.	A non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers; and

6.	A proposal to adjourn the meeting, if necessary, in order to solicit additional proxies for approval of the Plan Increase Proposal.

Our Board of Directors recommends a vote “FOR” all director nominees and “FOR” proposals 2, 3 and 4, “Every 3Years” for proposal 5, and “FOR” proposal 6.

Complete proxy materials, including the Proxy Statement, 2021 Annual Report to Shareholders, and proxy card, are available to you on-line at www.annualgeneralmeetings.com/poai or upon your request by e-mail or first-class mail. We encour- age you to access and review all of the important information contained in the proxy materials before voting.

You may vote online, by mail or virtually following the instructions in the Proxy Statement. If you wish to vote online, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.

Important Notice Regarding the Availability

of Proxy Materials for the Shareholder Meeting

To Be Held on December 1, 2022:

(1)	This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)	The Proxy Statement, 2021 Annual Report to Shareholders, and proxy card are available at www.annualgeneralmeetings.com/poai.

(3)	If you want to receive a paper or e-mail copy of these documents for this Annual Meeting and future annual shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 30, 2022 to facilitate timely delivery.

To request a paper or email copy of these documents, either:

Call our toll-free number – 1-800-785-7782; or

Visit our website at www.annualgeneralmeetings.com/poai; or

Send us an email at cs@pacificstocktransfer.com

Please clearly identify the documents you are requesting, our Company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed or emailed, as applicable.

By Order of the Board of Directors